UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED):

February 9, 2017

SUPERIOR DRILLING PRODUCTS, INC.

(Exact name of registrant as specified in its charter)

Utah (State of Incorporation)	46-4341605 (I.R.S. Employer Identification No.)

1583 South 1700 East

Vernal, Utah (Address of principal executive offices)	84078 (Zip code)

Commission File Number: 001-36453

Registrant’s telephone number, including area code: (435) 789-0594

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2017, Meier Properties, Series LLC, a Utah limited liability company (“MPS”), and a wholly-owned subsidiary of Superior Drilling Products, Inc. (the “Company”), sold to Superior Auto Body and Paint, LLC, a Utah limited liability company (“SABP”), certain real estate located at 3978 West 12600 South, Riverton, Utah 84096 (the “Real Property”) pursuant to the terms and conditions of a special warranty deed between SABP and MPS (the “Deed”). Prior to the sale, MPS leased the Real Property to SABP pursuant to that certain lease dated May 25, 2012 (the “Lease”). The Lease was terminated in connection with closing of the transactions contemplated by the Deed (the “Lease Termination”). The purchase price for the Real Property was approximately $2.5 million, which is substantially equal to the appraised value of the Real Property, plus any prepayment fees and accrued interest associated with the Existing Loans Balance, as such term is defined below. The purchase price for the purchase was financed by Zions First National Bank (the “Zion’s Loan”). The proceeds of the sale were utilized by MPS to repay in full the outstanding balance for the loans of MPS outstanding on the Real Property with a cumulative payoff balance of approximately $2.5 million. In connection with the repayment in full of such loans, the guaranty of the Company of such loans was released.

As part of the transaction, Troy Meier, the Company’s Chief Executive Officer, and Annette Meier, the Company’s Chief Operating Officer, were required to pledge 547,000 of their shares of the Company’s common stock to partially collateralize the Zion’s Loan, as the Meiers have a direct ownership interest in SABP. These shares were previously held as a portion of the collateral for that certain amended and restated promissory note dated December 31, 2015 in the original principal amount of approximately $8.3 million issued to the Company by Tronco Energy Corporation, which the Company refers to in its SEC filings as the Tronco loan. Zions has agreed to transfer the stock pledge back to the Company for security under the Tronco loan after repayment in full of the Zion’s Loan.

The foregoing descriptions of the Lease, the Lease Termination, the Zion’s Loan and the Deed are qualified in their entirety by reference to the text of the Lease, the Lease Termination, the Zion’s Loan and the Deed, which are filed or included, as applicable, as Exhibits 10.1 through 10.4, respectively, to this Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The text set forth in Item 1.01 regarding the Lease Termination is incorporated into this section by reference.

Item 8.01 Other Events.

On February 14, 2017, the Company issued a press release announcing the execution of the Deed and the related transactions, along with preliminary revenue for the fourth calendar quarter of 2016. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Lease, dated May 25, 2012, between MPS, as lessor, and SABP, as lessee (incorporated by reference to Exhibit 10.56 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

10.2	Loan Agreement, dated April 3, 2012, between MPS and SABP as co-borrowers, and Mountain West Small Business Finance, as lender; Change in Terms Agreement dated March 19, 2012, between SABP, as borrower and Mountain America Credit Union, as Lender; and Change in Terms Agreement dated March 19, 2012, between SABP, as borrower and Mountain America Credit Union, as Lender (incorporated by reference to Exhibit 10.50 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 30, 2014).

10.3	Loan Agreement, dated May 25, 2012, between MPS and SABP, as co-borrowers and Mountain West Small Business Finance, as lender (incorporated by reference to Exhibit 10.52 to the Registrant’s Registration Statement on Form S-1 (Registration No. 333-195085) filed with the SEC on April 7, 2014).

10.4	Special Warranty Deed between MPS and SABP dated February 9, 2017.*

10.5	Termination of Real Property Lease between MPS and SABP dated February 9, 2017.*

99.1	Press release issued on February 14, 2017 regarding the Purchase Agreement and preliminary revenue for the fourth calendar quarter of 2016.*

* Filed herewith.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 14, 2017

SUPERIOR DRILLING PRODUCTS, INC.

/s/ Christopher D. Cashion
Christopher D. Cashion
Chief Financial Officer